                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               -----------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report:  July 9, 1996
Date of earliest event reported:  June 21, 1996




                              KNIGHT-RIDDER, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


      Florida                   1-7553                        38-0723657
- --------------------------------------------------------------------------------
(State or other              (Commission    (I.R.S. Employer Identification No.)
jurisdiction of              File Number)
incorporation)


     One Herald Plaza, Miami, Florida                                   33132
- --------------------------------------------------------------------------------
 (Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:       (305) 376-3800
                                                    ----------------------------


                                 Not Applicable
- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)


                               Page 1 of 65 Pages
                      The Index to Exhibits is on Page 8.

Item 5.  Other Events.

     On June 21, 1996, the Board of Directors of Knight-Ridder, Inc. (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, par value 2-1/12c. per share, of the Company (the "Common Shares") to stockholders of record on July 10, 1996 (the "Record Date") (the date on which the Company's existing Rights Plan expires). Each Right entitles the registered holder to purchase from the Company a unit ("Unit") consisting of one one-hundredth of a share of Series A Junior Participating Preferred Stock, par value $1.00 per share, of the Company (the "Preferred Shares"), at a price of $150 per Unit (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent.

     Initially, the Rights will be attached to all Common Share certificates representing Common Shares then outstanding, and no separate Right certificates will be distributed. Until the earlier to occur of (i) 10 days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding Common Shares (an "Acquiring Person"), or (ii) 10 business days (or such later day as may be determined by action of the Board of Directors prior to such time as any person or group becomes an Acquiring Person) following the commencement of a tender offer or exchange offer if, upon consummation thereof, any person or group would be an Acquiring Person (the earlier of such dates being called the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such certificate together with a copy of the Summary of Rights. The date of announcement of the existence of an Acquiring Person referred to in clause (i) above is hereinafter referred to as the "Share Acquisition Date."

     The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Share certificates. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of the Common Shares (including Common Shares issued pursuant to the stock split effected in the form of a stock dividend on the Common Shares approved by the Board of Directors on June 21, 1996 (the "1996 Stock Split")), will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption, exchange or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding as of the Record Date, with or without a copy of this Summary of Rights attached thereto, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights ("Right Certificates") will be mailed to holders of record of the Common Shares on the Distribution Date and, thereafter, such separate Right Certificates alone will evidence the Rights.

     The Rights are not exercisable until the Distribution Date and will expire at the close of business on July 10, 2006, unless earlier redeemed or exchanged by the Company as described below.

     In the event that (i) the Company is the surviving corporation in a merger with an Acquiring Person and its Common Shares are not changed or exchanged,
(ii) an Acquiring Person engages in one or more "self-dealing transactions" as set forth in Section 11(a)(ii)(A) of the Rights Agreement, (iii) during such time as there is an Acquiring Person, one of the events set forth in Section 11(a)(ii)(B) of the Rights Agreement occurs (e.g., a reverse stock split), or
(iv) any person or group of affiliated or associated persons becomes an Acquiring Person (other than in a tender offer or exchange offer for all outstanding Common Shares which the Board of Directors of the Company determines is fair and adequate and otherwise in the best interests of the Company and its stockholders), the Rights Agreement provides that proper provision shall be made so that each holder of a Right, except as provided below, shall thereafter have the right to receive, upon exercise, Common Shares (or, in certain circumstances, Common Stock Equivalents (as such term is defined in the Rights Agreement)) having a value equal to two (2) times the exercise price of the Right. However, the Rights could not be exercised until they are no longer redeemable as described below. Upon the occurrence of any event described in the first sentence of this paragraph, any Rights beneficially owned by (i) an Acquiring Person or an Associate or Affiliate (as such terms are defined in the Rights Agreement) of an Acquiring Person, (ii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person becomes such, or (iii) a transferee of an Acquiring Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person to holders of equity interests in such Acquiring Person or to any person with whom the Acquiring Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan, arrangement or understanding which has as a primary purpose or effect the avoidance of the Rights Agreement, shall become null and void without any further action and no holder of such Rights shall have any rights whatsoever with respect to such Rights, whether under any provision of the Rights Agreement or otherwise.

     Effective upon, or at any time after, the occurrence of the event described in clause (iv) of the first sentence of the preceding paragraph (and prior to the acquisition by any person or group of affiliated or associated persons of 50% or more of the outstanding Common Shares), the Board of Directors of the Company may exchange the Rights (except Rights which previously have been voided as described above), in whole, but not in part, at an exchange ratio of one Common Share (or, in certain circumstances, one Common Stock Equivalent) per Right.

     In the event that, following the earlier of the Distribution Date and the Share Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation,
(ii) the Company engages in a merger or other business combination transaction with another person in which the Company is the surviving corporation, but in which its Common Shares are changed or exchanged, or (iii) more than 50% of the Company's assets or earning power is sold or transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right (except Rights which previously have been voided as described above) shall thereafter have the right to receive, upon the exercise thereof at the then current exercise price of the Right, common stock of the acquiring company having a value equal to two (2) times the exercise price of the Right.
However, a merger or other business combination will not be subject to this provision if it follows, and is effected on the same terms as, a tender offer or exchange offer approved by the Board as described above.

     The Purchase Price payable, and the number of Units of Preferred Shares or other securities issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Preferred Shares, (ii) upon the grant to holders of the Preferred Shares of certain rights, options or warrants to subscribe for Preferred Shares or convertible securities at less than the current market price of the Preferred Shares, or (iii) upon the distribution to holders of the Preferred Shares of evidences of indebtedness, stock (other than a dividend payable in Preferred Shares), assets or cash (excluding regular quarterly cash dividends) or of subscription rights, options or warrants (other than those referred to above). Such terms are also subject to adjustment in the event of a stock split of the Common Shares or a stock dividend on the Common Shares payable in Common Shares or subdivisions, consolidations or combinations of the Common Shares occurring, in any such case, prior to the Distribution Date (other than the 1996 Stock Split).

     With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least 1% in such Purchase Price. No fractional Units will be issued and, in lieu thereof, an adjustment in cash will be made as provided in the Rights Agreement.

     At any time prior to the close of business on the tenth day following the Share Acquisition Date, the Board of Directors of the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right, subject to adjustment (the "Redemption Price"). Immediately upon the action of the Board of Directors of the Company ordering the redemption of the Rights (or at such later time as the Board of Directors may establish for the effectiveness of such redemption), the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

     Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

     The terms of the Rights may be amended by the Company and the Rights Agent, provided that following the Distribution Date the amendment does not materially adversely affect the interests of holders of Rights (other than an Acquiring Person) and provided that no amendment shall be made which decreases the Redemption Price.

     As of May 31, 1996 there were 48,666,003 Common Shares issued and outstanding and 3,260,801 Common Shares reserved for issuance. Stockholders of record on July 10, 1996 will receive one Right for each Common Share held. As long as the Rights are attached to the Common Shares, the Company will issue one Right with each new Common Share (including shares issued pursuant to 1996 Stock Split). The Company's Board of Directors has reserved for issuance upon exercise of the Rights 1,500,000 Preferred Shares.

     The Rights have certain antitakeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by its

Board of Directors, except pursuant to an offer conditioned on a substantial number of Rights being acquired. The Rights should not interfere with any merger or other business combination approved by the Board of Directors at a time when the Rights are redeemable.

     The Rights Agreement, specifying the terms of the Rights (which includes as Exhibit B the form of Right Certificate), is attached hereto as an exhibit and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 7.  Exhibits.

99 Rights Agreement, dated as of June 21, 1996, between Knight-Ridder, Inc. and ChaseMellon Shareholder Services, L.L.C., as Rights Agent, which includes the form of Right Certificate as Exhibit B. Pursuant to the Rights Agreement, printed Right Certificates will not be mailed until as soon as practicable after the Distribution Date.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: July 9, 1996

                                    KNIGHT-RIDDER, INC.

                                    By:  /s/ Cristina L. Mendoza
                                       -----------------------------------
                                        Name : Cristina L. Mendoza
                                        Title: VP & General Counsel

                               Index to Exhibits


Exhibit                                                                     Page
- -------                                                                     ----

  99     Rights Agreement, dated as of June 21, 1996 between                 9
         Knight-Ridder, Inc. and ChaseMellon Shareholder Services,
         L.L.C., as Rights Agent, which includes the form of Right
         Certificate as Exhibit B.